Exhibit 99.1

FOR IMMEDIATE RELEASE

SunPower Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Fourth Quarter and Fiscal Year 2014 Results

•	Q4 2014 GAAP Earnings Per Share of $0.83, Non-GAAP Earnings Per Share of $0.26

•	FY 2014 GAAP Earnings Per Share of $1.55, Non-GAAP Earnings Per Share of $1.33

•	Announced Intention to Form Joint YieldCo Vehicle with First Solar

SAN JOSE, Calif., Feb. 24, 2015 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its fourth quarter and fiscal year ended Dec. 28, 2014.

($ Millions, except percentages and per-share data)	4th Quarter 2014	3rd Quarter 2014	4th Quarter 2013	2014	2013
GAAP revenue	$1,164.2	$662.7	$638.1	$3,027.3	$2,507.2
GAAP gross margin	22.3%	16.4%	20.5%	20.6%	19.6%
GAAP net income	$134.7	$32.0	$22.3	$245.9	$95.6
GAAP net income per diluted share	$0.83	$0.20	$0.15	$1.55	$0.70
Non-GAAP revenue[1]	$609.7	$704.2	$758.2	$2,618.6	$2,602.3
Non-GAAP gross margin[1]	20.4%	16.7%	20.4%	19.6%	20.4%
Non-GAAP net income[1]	$39.4	$46.4	$72.2	$205.1	$221.0
Non-GAAP net income per diluted share[1]	$0.26	$0.30	$0.47	$1.33	$1.68

[1]	Information about SunPower's use of non-GAAP financial information is provided under "Use of Non-GAAP Financial Measures" below.

“2014 was a very important year for SunPower in terms of our strategic development. We significantly expanded our international power plant market footprint while constructing the world’s largest solar power plant in California. On the distributed generation (DG) side of our business, we made a number of acquisitions and strategic investments that we believe position SunPower as a leader in the emerging smart energy eco-system,” said Tom Werner, SunPower president and CEO. “Exiting the year, we saw continued strength in both our power plant and DG businesses while executing well against our long term cost reduction roadmap. We also expect production of our first PV cell from our new Fab 4 facility mid-year 2015 as we continue our capacity expansion plans.

“Yesterday we announced another important strategic development, that we are in advanced negotiations to form a joint YieldCo vehicle with First Solar, Inc. into which each company expects to contribute a portfolio of selected solar generation assets. We believe that this joint venture will drive significant long-term value for our shareholders and we will provide additional details about the joint venture when they are finalized.

“North America was again our highest contributing region in the fourth quarter. Construction of the 579-megawatt (MW) ac Solar Star Projects for Berkshire Hathaway Energy and Southern California Edison is on plan with more than 412-MWac now connected to the grid, and with substantial completion expected by the end of the second quarter. Construction of our 135-MW Quinto project is proceeding with expected completion by the end of this year,” continued Werner.

“The company continued to see significant demand in the commercial sector during the fourth quarter with strong repeat customer bookings as we added to our $1.4 billion pipeline. In the residential channel, bookings rose sequentially for cash, loan and lease. Customers clearly value our broad range of financing options that are tailored to their particular circumstances and desires.

“SunPower also announced several strategic investments during the quarter that enhanced our capabilities in what we call Smart Energy. Our exclusive commercial relationships with Sunverge Energy, Inc. in the area of residential battery storage and Tendril, Inc. in energy information and management software, position SunPower very well to offer comprehensive solar-based energy solutions that allow our customers greater control over their daily energy consumption and their overall energy bill. When combined with our recent acquisitions of SolarBridge Technologies, Inc. micro-inverter technology, and our new dealer operations software suite, we are rapidly broadening our differentiated residential Smart Energy platform.

“In EMEA, we saw volume increases and stable pricing in our distributed generation business and we are close to completing the restructuring of our European DG business aimed at improving profitability. In power plants, our strong position in France continues to yield promising momentum and solid bookings. In South Africa, construction of our 86-MWac Prieska project remains on plan as we ramp our 160-MW South African panel manufacturing facility to support our large scale project efforts in this region.

“We remain very positive on Asia Pacific. Our high efficiency panel technology with industry leading quality and reliability has allowed us to maintain a leading position in the Japanese rooftop market. In China, we are seeing significant traction through our manufacturing and project development joint ventures. With 250-MW of expected installations in 2015 and a pipeline of more than 4-GW, these two joint ventures uniquely position SunPower to participate meaningfully in the world’s largest solar power market,” Werner concluded.

“SunPower exited 2014 on a very strong note as our solid execution and demand for our high efficiency technology enabled us to meet or exceed our financial targets for the quarter,” said Chuck Boynton, SunPower CFO. “We ended the year with total liquidity of $1.2 billion and successfully managed our working capital needs. We continued to add assets to our holdco project portfolio during the quarter and were pleased to announce our intention to form a joint YieldCo vehicle with First Solar. We believe this strategic approach will enable both companies to maximize project economics, lower the cost of capital and generate significant long term shareholder returns.”

Fourth-quarter fiscal 2014 non-GAAP results include net adjustments that, in the aggregate, decrease net income by $95.3 million, including gross margin adjustments of ($196.0) million and $56.8 million related to the timing of revenue recognition from utility and power plant projects, and, loss on arbitration ruling, respectively, $13.7 million in stock-based compensation expense, $5.6 million in non-cash interest expense, $13.1 million in restructuring charges related to the November 2014 Restructuring Plan, $2.1 million of other adjustments and $9.4 million in tax effect.

First Quarter 2015 Financial Outlook
The company’s first quarter 2015 consolidated non-GAAP guidance is as follows: revenue of $410 million to $460 million, gross margin of 18 percent to 20 percent, net income per diluted share of $0.05 to $0.15 and megawatts recognized in the range of 240 megawatts to 270 megawatts. On a GAAP basis, the company expects revenue of $420 million to $470 million, gross margin of 18 percent to 20 percent and net loss per diluted share of $0.20 to $0.10.

SunPower believes that its underlying business fundamentals for 2015 remain strong. However, as a result of company’s announcement on February 23, 2015 of its intention to form a joint YieldCo vehicle with First Solar, the company is withdrawing its previously disclosed fiscal year 2015 guidance until such time the company can finalize the impact of the proposed YieldCo vehicle on its expected financial performance. The company will provide an update at a later date.

The company will host a conference call for investors this morning to discuss its fourth-quarter and fiscal year 2014 performance at 5:30 a.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its fourth-quarter 2014 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower Corp.
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expanding our manufacturing capacity, including our Fab 4 ramp up; (b) anticipated construction timelines and milestones for our major projects; (c) growing demand in our North America commercial business as well as in residential leasing, and financing arrangements and capacity relating to our residential lease program; (d) financing strategies for our solar power systems, including any holdco strategies; (e) growing demand in Asia, particularly in Japan; (f) our growing international project pipeline; (g) expansion of our joint venture initiatives in China; (h) our efforts to reduce panel manufacturing costs and improve our competitive cost structure; (i) our positioning for long-term profitability; (j) strategically managing cash; (k) guidance for the first fiscal quarter of 2015, including non-GAAP revenue, gross margin, net income per diluted share and MW recognized and GAAP revenue, gross margin and net income per diluted share; (l) reducing operating expenses; (m) generating free cash flow; (n) additional leasing capacity; (o) optimization of our cost and capital structure and (p) our proposed yieldco joint venture with First Solar Inc.. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the Solar Star projects; (7) the success of our ongoing research and development efforts and commercialization of new products and services; (8) fluctuations in our operating results; (9) maintaining or increasing our manufacturing capacity, containing manufacturing costs, and other manufacturing difficulties that could arise; and (10) challenges managing our joint ventures. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 28, 2014	Dec. 29, 2013
Assets
Current assets:
Cash and cash equivalents	$956,175	$762,511
Restricted cash and cash equivalents, current portion	18,541	13,926
Accounts receivable, net	504,316	360,594
Costs and estimated earnings in excess of billings	187,087	31,787
Inventories	208,573	245,575
Advances to suppliers, current portion	98,129	58,619
Project assets - plants and land, current portion	101,181	69,196
Prepaid expenses and other current assets	328,845	646,270
Total current assets	2,402,847	2,188,478

Restricted cash and cash equivalents, net of current portion	24,520	17,573
Restricted long-term marketable securities	7,158	8,892
Property, plant and equipment, net	585,344	533,387
Solar power systems leased and to be leased, net	390,913	345,504
Project assets - plants and land, net of current portion	15,475	6,411
Advances to suppliers, net of current portion	311,528	324,695
Long-term financing receivables, net	269,587	175,273
Goodwill and other intangible assets, net	37,981	—
Other long-term assets	311,829	298,477
Total assets	$4,357,182	$3,898,690

Liabilities and Equity
Current liabilities:
Accounts payable	$419,919	$443,969
Accrued liabilities	331,034	358,157
Billings in excess of costs and estimated earnings	83,440	308,650
Short-term debt	18,105	56,912
Convertible debt, current portion	245,325	455,889
Customer advances, current portion	31,788	36,883
Total current liabilities	1,129,611	1,660,460

Long-term debt	218,657	93,095
Convertible debt, net of current portion	700,079	300,079
Customer advances, net of current portion	148,896	167,282
Other long-term liabilities	555,344	523,991
Total liabilities	2,752,587	2,744,907

Redeemable noncontrolling interests in subsidiaries	28,566	—

Equity:

Preferred stock	—	—
Common stock	131	122
Additional paid-in capital	2,219,581	1,980,778
Accumulated deficit	(560,598)	(806,492)
Accumulated other comprehensive loss	(13,455)	(4,318)
Treasury stock, at cost	(111,485)	(53,937)
Total stockholders' equity	1,534,174	1,116,153
Noncontrolling interests in subsidiaries	41,855	37,630
Total equity	1,576,029	1,153,783
Total liabilities and equity	$4,357,182	$3,898,690

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sep. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
Revenue:
AMERICAS	$1,001,571	$517,799	$382,650	$2,323,441	$1,676,472
EMEA	52,933	44,633	154,285	288,533	450,659
APAC	109,734	100,302	101,199	415,291	380,072
Total revenue	1,164,238	662,734	638,134	3,027,265	2,507,203
Cost of revenue:
AMERICAS	736,930	414,615	291,657	1,759,639	1,299,701
EMEA	50,612	46,029	129,921	250,735	419,416
APAC	117,217	93,576	85,888	391,764	297,014
Total cost of revenue	904,759	554,220	507,466	2,402,138	2,016,131
Gross margin	259,479	108,514	130,668	625,127	491,072
Operating expenses:
Research and development	22,725	17,291	16,972	73,343	58,080
Selling, general and administrative	74,500	68,394	76,125	288,321	271,481
Restructuring charges	13,213	188	897	12,223	2,602
Total operating expenses	110,438	85,873	93,994	373,887	332,163
Operating income	149,041	22,641	36,674	251,240	158,909
Other expense, net	(17,637)	(15,366)	(25,428)	(66,626)	(117,326)
Income before income taxes and equity in earnings of unconsolidated investees	131,404	7,275	11,246	184,614	41,583
Benefit from (provision for) income taxes	(11,628)	8,320	(8,985)	(8,760)	(11,905)
Equity in earnings of unconsolidated investees	1,833	1,689	1,611	7,241	3,872
Net income	121,609	17,284	3,872	183,095	33,550
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	13,106	14,749	18,466	62,799	62,043
Net income attributable to stockholders	$134,715	$32,033	$22,338	$245,894	$95,593

Net income per share attributable to stockholders:
- Basic	$1.03	$0.24	$0.18	$1.91	$0.79
- Diluted	$0.83	$0.20	$0.15	$1.55	$0.70
Weighted-average shares:
- Basic	131,393	131,204	121,464	128,635	120,819
- Diluted	164,075	167,117	151,337	162,751	138,980

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013

Cash flows from operating activities:
Net income	$121,609	$17,284	$3,872	$183,095	$33,550
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	33,671	25,727	25,067	108,795	98,191
Stock-based compensation	13,652	13,725	14,575	55,592	45,678
Non-cash interest expense	5,593	5,499	12,634	21,585	49,016
Equity in earnings of unconsolidated investees	(1,833)	(1,689)	(1,611)	(7,241)	(3,872)
Gain on contract termination	—	—	—	—	(51,988)
Excess tax benefit from stock-based compensation	(2,379)	—	—	(2,379)	—
Deferred income taxes and other tax liabilities	23,549	(5,327)	(1,179)	21,656	1,138
Other, net	1,567	(23)	1,184	1,591	4,396
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	14,429	(56,025)	(7,365)	(31,505)	(53,756)
Costs and estimated earnings in excess of billings	(140,831)	(14,393)	10,776	(155,300)	4,608
Inventories	(25,107)	21,884	32,300	(1,247)	(6,243)
Project assets	(34,909)	(31,670)	20,019	(68,247)	(22,094)
Prepaid expenses and other assets	352,896	(90,153)	(80,667)	205,545	39,123
Long-term financing receivables, net	(17,205)	(22,263)	(36,096)	(94,314)	(107,531)
Advances to suppliers	(7,765)	(6,097)	(18,174)	(26,343)	(31,909)
Accounts payable and other accrued liabilities	61,144	16,837	13,830	45,768	120,599
Billings in excess of costs and estimated earnings	(265,650)	100,020	55,321	(225,210)	83,100
Customer advances	(10,082)	(5,754)	(11,610)	(23,481)	(39,577)
Net cash provided by (used in) operating activities	122,349	(32,418)	32,876	8,360	162,429
Cash flows from investing activities:

Decrease (increase) in restricted cash and cash equivalents	(2,012)	(203)	521	(11,562)	15,465
Purchases of property, plant and equipment	(56,997)	(25,190)	(8,594)	(102,505)	(34,054)
Cash paid for solar power systems, leased and to be leased	(15,415)	(10,622)	(13,616)	(50,974)	(97,235)
Cash paid for solar systems	(8,540)	(4,917)	(21,257)	(13,457)	(21,257)
Proceeds from sales or maturities of marketable securities	—	—	—	1,380	100,947
Proceeds from sale of equipment to third-party	—	—	—	—	645
Purchases of marketable securities	—	—	—	(30)	(99,928)
Cash paid for acquisitions, net of cash acquired	(28,184)	(1,000)	—	(35,078)	—
Cash paid for investments in unconsolidated investees	(92,000)	—	(16,350)	(97,013)	(17,761)
Net cash used in investing activities	(203,148)	(41,932)	(59,296)	(309,239)	(153,178)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	—	—	—	395,275	296,283
Cash paid for repurchase of convertible debt	(97)	(51)	—	(42,250)	—
Proceeds from settlement of 4.75% Bond Hedge	—	—	—	68,842	—
Payments to settle 4.75% Warrants	—	—	—	(81,077)	—
Proceeds from settlement of 4.50% Bond Hedge	17	4	—	131	—
Proceeds from issuance of non-recourse debt financing, net of issuance costs	7,086	1,426	—	81,926	—
Repayment of non-recourse debt financing	(244)	—	—	(244)	—
Proceeds from issuance of project loans, net of issuance costs	61,537	—	14,169	61,537	82,394
Assumption of project loan by customer	—	—	(34,850)	(40,672)	(34,850)
Proceeds from residential lease financing	—	—	13,027	—	96,392
Repayment of residential lease financing	—	—	—	(15,686)	—
Proceeds from sale-leaseback financing	27,022	6,893	32,382	50,600	73,139
Repayment of sale-leaseback financing	(2,856)	(581)	(3,680)	(4,216)	(8,804)

Contributions from noncontrolling interests and redeemable noncontrolling interests	25,371	22,534	26,607	100,683	100,008
Distributions to noncontrolling interests and redeemable noncontrolling interests	(2,285)	(1,172)	(335)	(5,093)	(335)
Proceeds from exercise of stock options	113	309	58	1,052	156
Excess tax benefit from stock-based compensation	2,379	—	—	2,379	—
Purchases of stock for tax withholding obligations on vested restricted stock	(1,548)	(3,196)	(2,245)	(57,548)	(19,829)
Repayment of bank loans, project loans and other debt	(533)	(7,972)	(388)	(17,073)	(290,486)
Net cash provided by financing activities	115,962	18,194	44,745	498,566	294,068
Effect of exchange rate changes on cash and cash equivalents	(1,717)	(1,973)	611	(4,023)	1,705
Net increase (decrease) in cash and cash equivalents	33,446	(58,129)	18,936	193,664	305,024
Cash and cash equivalents, beginning of period	922,729	980,858	743,575	762,511	457,487
Cash and cash equivalents, end of period	$956,175	$922,729	$762,511	$956,175	$762,511

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$1,604	$2,163	$25,613	$8,023	$93,013
Costs of solar power systems, leased and to be leased, sourced from existing inventory	15,396	11,905	10,380	41,204	53,721
Costs of solar power systems, leased and to be leased, funded by liabilities	3,786	2,389	5,884	3,786	5,884
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	10,926	2,064	6,043	28,259	30,442
Property, plant and equipment acquisitions funded by liabilities	11,461	12,146	5,288	11,461	5,288

SUNPOWER CORPORATION
REVENUE BY SIGNIFICANT CATEGORY
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
Revenue:
Solar power products[1]	$257,998	$209,864	$269,725	$943,652	$917,960
Solar power systems[2]	865,845	402,244	316,970	1,896,696	1,399,972
Residential leases[3]	27,610	30,941	41,556	129,962	137,054
Other revenue[4]	12,785	19,685	9,883	56,955	52,217
	$1,164,238	$662,734	$638,134	$3,027,265	$2,507,203

[1]	Solar power products represents direct sales of panels, balance of system components, and inverters to dealers, systems integrators, and residential, commercial, and utility customers in all regions.

[2]	Solar power systems represents revenue recognized in connection with our construction and development contracts.

[3]	Residential leases represents revenue recognized on solar power systems leased to customers under our solar lease program.

[4]	Other revenue includes revenue related to our solar power services and solutions, such as post-installation systems monitoring and maintenance and commercial power purchase agreements.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. Management adjusts for these items because it does not consider such items when evaluating the core operational activities of the company. The specific non-GAAP measures listed below are revenue, gross margin, net income, net income per diluted share, earnings before interest, taxes, depreciation and amortization (EBITDA), and free cash flow. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to utility and power plant projects as described below. Non-GAAP gross margin includes adjustments relating to utility and power plant projects, loss on arbitration ruling, gain on contract termination, stock-based compensation, non-cash interest expense, and other items as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for adjustments relating to the November 2014 Restructuring Plan and the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP gross margin, EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation. Free cash flow includes adjustments relating to investing cash flows and lease financings as described below.

Non-GAAP Adjustments

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of utility and power plant projects based on the separately-identifiable components of transactions in order to reflect the substance of the transactions. This treatment is consistent with accounting rules relating to such projects under International Financial Reporting Standards (IFRS). On a GAAP basis, such projects are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent under the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules, whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. During the fourth quarter of fiscal 2014, the company met the requirements to recognize revenue and the corresponding costs for its Solar Star Projects in California under the full accrual method of U.S. GAAP real estate accounting guidance, resulting in the recognition of incremental GAAP revenue and margin of $429 million and $146 million, respectively. Management believes that this adjustment for utility and power plant projects enables investors to evaluate the company's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
Loss on arbitration ruling. On January 28, 2015, an arbitral tribunal of the International Court of Arbitration of the International Chamber of Commerce declared a binding partial award in the matter of an arbitration between First Philippine Electric Corporation (“FPEC”) and First Philippine Solar Corporation (“FPSC”) against SunPower Philippines Manufacturing, Ltd. (“SPML”), our wholly-owned subsidiary. The tribunal found SPML in breach of its obligations under its supply agreement with FPSC, and in breach of its joint venture agreement with FPEC. As a result, in the fourth quarter of fiscal 2014, the company recorded its best estimate of probable loss related to this case. As this loss is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Gain on contract termination. During the third quarter of fiscal 2013, the company agreed to terminate a contract with one of its suppliers. As a result, the company recorded a gain associated with the non-cash forfeiture of a previously recorded advance from the supplier. As this gain is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Non-cash interest expense. The company separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, the company incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants was recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, the company incurred non-cash interest expense associated with the amortization of the warrants. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
November 2014 Restructuring Plan. In November 2014, the company approved a reorganization plan aimed towards realigning resources consistently with SunPower's global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

The adjustments recorded in “Other” for the fourth quarter of fiscal 2014 are primarily driven by adjustments which would have previously been disclosed under “Amortization of intangible assets” and “Loss on change in equity interest in unconsolidated investee.”

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

•	Free cash flow adjustments. When calculating free cash flow, the company includes the impact during the period of the following items:

•	Net cash used in investing activities

•	Proceeds from issuance of non-recourse debt financing, net of issuance costs

•	Repayment of non-recourse debt financing

•	Proceeds from residential lease financing

•	Repayment of residential lease financing

•	Proceeds from sale-leaseback financing

•	Repayment of sale-leaseback financing

•	Contributions from noncontrolling interests and redeemable noncontrolling interests

•	Distributions to noncontrolling interests and redeemable noncontrolling interests

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
GAAP revenue	$1,164,238	$662,734	$638,134	$3,027,265	$2,507,203
Utility and power plant projects	(554,577)	41,475	120,058	(408,616)	95,788
Other	—	—	—	—	(672)
Non-GAAP revenue	$609,661	$704,209	$758,192	$2,618,649	$2,602,319

Adjustments to Gross margin:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
GAAP gross margin	$259,479	$108,514	$130,668	$625,127	$491,072
Utility and power plant projects	(195,997)	(721)	19,381	(190,712)	77,338
Loss on arbitration ruling	56,806	—	—	56,806	—
Gain on contract termination	—	—	—	—	(51,987)
Stock-based compensation expense	3,443	3,972	3,664	14,321	10,816
Non-cash interest expense	661	699	699	2,759	2,411
Other	—	5,220	514	5,244	729
Non-GAAP gross margin	$124,392	$117,684	$154,926	$513,545	$530,379

GAAP gross margin (%)	22.3%	16.4%	20.5%	20.5%	19.6%
Non-GAAP gross margin (%)	20.4%	16.7%	20.4%	19.6%	20.4%

Adjustments to Net income:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
GAAP net income attributable to stockholders	$134,715	$32,033	$22,338	$245,894	$95,593
Utility and power plant projects	(195,997)	(721)	19,381	(190,712)	77,338
Loss on arbitration ruling	56,806	—	—	56,806	—
Gain on contract termination	—	—	—	—	(51,987)
Stock-based compensation expense	13,652	13,725	14,575	55,592	45,678
Non-cash interest expense	5,593	5,499	12,634	21,585	49,016
November 2014 restructuring plan	13,115	—	—	13,115	—
Other	2,106	6,106	1,370	7,113	4,850
Tax effect	9,424	(10,199)	1,900	(4,282)	523
Non-GAAP net income attributable to stockholders	$39,414	$46,443	$72,198	$205,111	$221,011

Adjustments to Net income per diluted share:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
Net income per diluted share
Numerator:
GAAP net income available to common stockholders[1]	$136,124	$33,442	$22,889	$252,524	$96,888
Non-GAAP net income available to common stockholders[1]	$39,964	$46,994	$75,496	$209,843	$221,011

Denominator:
GAAP weighted-average shares	164,075	167,117	151,337	162,751	138,980
Effect of dilutive securities:
0.75% debentures due 2018	—	—	—	—	(7,070)
0.875% debentures due 2018	(8,203)	(8,203)	—	(4,530)	—
4.75% debentures due 2014	—	—	8,712	—	—
Non-GAAP weighted-average shares[1]	155,872	158,914	160,049	158,221	131,910

GAAP net income per diluted share	$0.83	$0.20	$0.15	$1.55	$0.70
Non-GAAP net income per diluted share	$0.26	$0.30	$0.47	$1.33	$1.68

[1]
In accordance with the if-converted method, net income available to common stockholders excludes interest expense related to the 0.75%, 0.875%, and 4.75% debentures if the debentures are considered converted in the calculation of net income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income per diluted share.

Revenue by Significant Category:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
GAAP Solar power products	$257,998	$209,864	$269,725	$943,652	$917,960
Other	—	—	—	—	(672)
Non-GAAP Solar power products	$257,998	$209,864	$269,725	$943,652	$917,288
GAAP Solar power systems	$865,845	$402,244	$316,970	$1,896,696	$1,399,972
Utility and power plant projects	(554,577)	41,475	120,058	(408,616)	95,788
Non-GAAP Solar power systems	$311,268	$443,719	$437,028	$1,488,080	$1,495,760

EBITDA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
GAAP net income attributable to stockholders	$134,715	$32,033	$22,338	$245,894	$95,593
Utility and power plant projects	(195,997)	(721)	19,381	(190,712)	77,338
Loss on arbitration ruling	56,806	—	—	56,806	—
Gain on contract termination	—	—	—	—	(51,987)
Stock-based compensation expense	13,652	13,725	14,575	55,592	45,678
Non-cash interest expense	5,593	5,499	12,634	21,585	49,016
November 2014 Restructuring Plan	13,115	—	—	13,115	—
Other	2,106	6,106	1,370	7,113	4,850
Cash interest expense, net of interest income	11,006	11,476	11,536	48,364	56,283
Provision for (benefit from) income taxes	11,628	(8,320)	8,985	8,760	11,905
Depreciation	32,282	25,727	24,553	107,406	97,446
EBITDA	$84,906	$85,525	$115,372	$373,923	$386,122

Free Cash Flow:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 28, 2014	Sept. 28, 2014	Dec. 29, 2013	Dec. 28, 2014	Dec. 29, 2013
Net cash provided by (used in) operating activities	$122,349	$(32,418)	$32,876	$8,360	$162,429
Net cash used in investing activities	(203,148)	(41,932)	(59,296)	(309,239)	(153,178)
Proceeds from issuance of non-recourse debt financing, net of issuance costs	7,086	1,426	—	81,926	—
Repayment of non-recourse debt financing	(244)	—	—	(244)	—
Proceeds from residential lease financing	—	—	13,027	—	96,392
Repayment of residential lease financing	—	—	—	(15,686)	—
Proceeds from sale-leaseback financing	27,022	6,893	32,382	50,600	73,139
Repayment of sale-leaseback financing	(2,856)	(581)	(3,680)	(4,216)	(8,804)
Contributions from noncontrolling interests and redeemable noncontrolling interests	25,371	22,534	26,607	100,683	100,008
Distributions to noncontrolling interests and redeemable noncontrolling interests	(2,285)	(1,172)	(335)	(5,093)	(335)
Free cash flow	$(26,705)	$(45,250)	$41,581	$(92,909)	$269,651

Q1 2015 GUIDANCE (in thousands except percentages and per share data)	Q1 2015
Revenue (GAAP)	$420,000-$470,000
Revenue (non-GAAP)[1]	$410,000-$460,000
Gross margin (GAAP)	18%-20%
Gross margin (non-GAAP)[2]	18%-20%
Net income per diluted share (GAAP)	$(0.20)-$(0.10)
Net income per diluted share (non-GAAP)[3]	$0.05-$0.15

1.	Estimated non-GAAP amounts above include a net decrease of $10 million for Q1 2015 of revenue primarily related to utility and power plant projects.

2.
Estimated non-GAAP amounts above for Q1 2015 include net adjustments that increase (decrease) gross margin by approximately $(5) million related to the non-GAAP revenue adjustments that are discussed above, $3 million related to stock-based compensation expense, and $1 million related to non-cash interest expense.

3.
Estimated non-GAAP amounts above for Q1 2015 include net adjustments that increase (decrease) net income (loss) by approximately $(5) million related to the non-GAAP revenue adjustments that are discussed above, $15 million related to stock-based compensation expense, $6 million related to non-cash interest expense, $5 million related to the November 2014 restructuring plan, $3 million related to other items, and $6 million in tax effect.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income and net income per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	December 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$1,001,571	$52,933	$109,734	$264,641	26.4%	$2,321	4.4%	$(7,483)	(6.8)%						$134,715
Utility and power plant projects	(554,577)	—	—	(195,997)		—		—		—	—	—	—	—	(195,997)
Loss on arbitration ruling	—	—	—	32,624		6,112		18,070		—	—	—	—	—	56,806
Stock-based compensation expense	—	—	—	1,897		388		1,158		1,983	8,226	—	—	—	13,652
Non-cash interest expense	—	—	—	380		71		210		6	21	—	4,905	—	5,593
November 2014 restructuring plan	—	—	—	—		—		—		—	—	13,115	—	—	13,115
Other	—	—	—	—		—		—		214	236	98	1,558	—	2,106
Tax effect	—	—	—	—		—		—		—	—	—	—	9,424	9,424
Non-GAAP	$446,994	$52,933	$109,734	$103,545	23.2%	$8,892	16.8%	$11,955	10.9%						$39,414

	September 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$517,799	$44,633	$100,302	$103,184	19.9%	$(1,396)	(3.1)%	$6,726	6.7%						$32,033
Utility and power plant projects	41,475	—	—	(721)		—		—		—	—	—	—	—	(721)
Stock-based compensation expense	—	—	—	2,310		408		1,254		2,022	7,731	—	—	—	13,725
Non-cash interest expense	—	—	—	452		60		187		6	22	—	4,772	—	5,499
Other	—	—	—	(24)		5,244		—		—	720	188	(22)	—	6,106
Tax effect	—	—	—	—		—		—		—	—	—	—	(10,199)	(10,199)
Non-GAAP	$559,274	$44,633	$100,302	$105,201	18.8%	$4,316	9.7%	$8,167	8.1%						$46,443

	December 29, 2013
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$382,650	$154,285	$101,199	$90,993	23.8%	$24,364	15.8%	$15,311	15.1%						$22,338
Utility and power plant projects	120,058	—	—	19,381		—		—		—	—	—	—	—	19,381
Stock-based compensation expense	—	—	—	1,941		798		925		1,677	9,234	—	—	—	14,575
Non-cash interest expense	—	—	—	401		127		171		19	23	—	11,893	—	12,634
Other	—	—	—	514		—		—		—	(48)	897	7	—	1,370
Tax effect	—	—	—	—		—		—		—	—	—	—	1,900	1,900
Non-GAAP	$502,708	$154,285	$101,199	$113,230	22.5%	$25,289	16.4%	$16,407	16.2%						$72,198

TWELVE MONTHS ENDED

	December 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$2,323,441	$288,533	$415,291	$563,802	24.3%	$37,798	13.1%	$23,527	5.7%						$245,894
Utility and power plant projects	(408,616)	—	—	(190,712)		—		—		—	—	—	—	—	(190,712)
Loss on arbitration ruling	—	—	—	32,624		6,112		18,070		—	—	—	—	—	56,806
Stock-based compensation expense	—	—	—	8,115		1,962		4,244		7,714	33,557	—	—	—	55,592
Non-cash interest expense	—	—	—	1,624		352		783		25	89	—	18,712	—	21,585
November 2014 restructuring plan	—	—	—	—		—		—		—	—	13,115	—	—	13,115
Other	—	—	—	—		5,244		—		214	964	(892)	1,583	—	7,113
Tax effect	—	—	—	—		—		—		—	—	—	—	(4,282)	(4,282)
Non-GAAP	$1,914,825	$288,533	$415,291	$415,453	21.7%	$51,468	17.8%	$46,624	11.2%						$205,111

	December 29, 2013
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$1,676,472	$450,659	$380,072	$376,771	22.5%	$31,243	6.9%	$83,058	21.9%						$95,593
Utility and power plant projects	95,788	—	—	77,338		—		—		—	—	—	—	—	77,338
Gain on contract termination	—	—	—	(25,604)		(9,395)		(16,988)		—	—	—	—	—	(51,987)
Stock-based compensation expense	—	—	—	5,150		2,660		3,006		5,414	29,448	—	—	—	45,678
Non-cash interest expense	—	—	—	1,203		495		713		74	92	—	46,439	—	49,016
Other	—	—	(672)	957		186		(414)		—	1,482	2,602	37	—	4,850
Tax effect	—	—	—	—		—		—		—	—	—	—	523	523
Non-GAAP	$1,772,260	$450,659	$379,400	$435,815	24.6%	$25,189	5.6%	$69,375	18.3%						$221,011